Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-881-7777

April 30, 2021

Duke Realty Corporation

Duke Realty Limited Partnership

8711 River Crossing Boulevard

Indianapolis, IN 46240

Re:	Automatic Shelf Registration Statement on Form S-3ASR, filed with the Securities and Exchange Commission on April 30, 2021 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to Duke Realty Corporation, an Indiana corporation (the “Company”), and Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership,” and, together with the Company, the “Duke Entities”), in connection with the filing of the above-referenced Registration Statement, including the prospectus included therein (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being furnished in accordance with the requirements of Item 16 of the Commission’s Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act of the following securities:

(i)	shares of the Company’s common stock, par value $0.01 per share (“Common Stock”);

(ii)

shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”) (including shares convertible into or exchangeable for other securities), with such preferences and other terms as determined in accordance with the Company’s Sixth Amended and Restated Articles of Incorporation and Fifth Amended and Restated Bylaws, each as may be further amended and/or restated;

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April 30, 2021

(iii)	depositary shares (“Depositary Shares”), representing fractional interests in the Company’s Preferred Stock;

(iv)	senior and/or subordinate debt securities (“Debt Securities”) of the Operating Partnership;

(v)	warrants to purchase any of the securities described in the immediately preceding clauses (i) through (iii) (“Warrants”);

(vi)

the Company’s stock purchase contracts obligating holders to purchase a specified or varying number of shares of Common Stock and/or Preferred Stock at a future date or dates (“Stock Purchase Contracts”);

(vii)	units comprised of one or more of the securities described in the Registration Statement in any combination (“Units”); and

(viii)	guarantees issued by the Company of the Debt Securities (“Guarantees”).

Each series of Debt Securities will be issued pursuant to the indenture (as amended or supplemented from time to time, the “Indenture”), dated as of July 28, 2006, by and between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee (the “Trustee”) or a new indenture by and between the Operating Partnership and a trustee (a “New Indenture”). Each Depositary Share will be issued pursuant to a deposit agreement by and between the Company and a bank or trust company as depositary (a “Deposit Agreement”) and will be evidenced by a depositary receipt (a “Depositary Receipt”), each Warrant will be issued pursuant to a warrant agreement (a “Warrant Agreement”), each Stock Purchase Contract will be issued pursuant to a stock purchase contract agreement (“Stock Purchase Contract Agreement”), each Unit will be issued pursuant to a unit agreement (“Unit Agreement”), and each Guarantee will be issued pursuant to a guarantee agreement (“Guarantee Agreement”), in each case substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated into the Registration Statement by reference.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Duke Entities, including, without limitation, resolutions adopted by the boards of directors or other governing bodies or controlling entities of the Duke Entities and the organizational documents of the Duke Entities (in each case, as amended and/or restated), certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based) of the Duke Entities, certificates of public officials, the Registration Statement, and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

April 30, 2021

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations, warranties, and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents, and instruments, including certificates or comparable documents of officers of the Duke Entities and public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Our opinions set forth below are limited to the Indiana Business Corporation Law, applicable provisions of the Indiana Revised Uniform Limited Partnership Act, applicable provisions of the Constitution of the State of Indiana, reported judicial decisions interpreting such Corporation Law, Partnership Act, and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Registration Statement, and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules, or regulations.

Based upon the foregoing, and subject, in all respects, to the limitations, qualifications, exceptions, and assumptions set forth herein, it is our opinion that:

(1)

When, as and if (a) appropriate corporate action has been taken by the Company to authorize the issuance of Common Stock, (b) any legally required consents, approvals, authorizations, and other orders of the Commission and any other regulatory authorities are obtained, (c) Common Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (d) if applicable, certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Stock will be validly issued, fully paid, and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

April 30, 2021

(2)

When, as and if (a) appropriate corporate action has been taken by the Company to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Indiana, (b) such certificate of designation shall have been executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana, (c) any legally required consents, approvals, authorizations, and other orders of the Commission and any other regulatory authorities are obtained, (d) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (e) if applicable, certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid, and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

(3)

When, as and if (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution, and delivery of a Deposit Agreement (including a form of certificate evidencing the Depositary Receipts) and the Deposit Agreement has been duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with such Deposit Agreement and authorized by appropriate corporate action, (c) Depositary Receipts representing the Depositary Shares are duly executed, authenticated, issued, and delivered by duly authorized officers of the Company against payment therefor in the manner provided for in the applicable Deposit Agreement and in the manner contemplated by the Registration Statement and by such corporate action (assuming the underlying Preferred Stock has been validly issued and deposited with the depositary), then, upon the happening of such events, such Depositary Shares will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that (x) enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium, and other laws relating to or affecting the rights and remedies of creditors generally, and (y) the remedy of specific performance and other forms of equitable relief may be subject to certain defenses and to the discretion of the court before which proceedings may be brought (regardless of whether enforceability is considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exception”).

April 30, 2021

(4)

When, as and if (a) appropriate partnership action has been taken by the Operating Partnership to authorize the form, terms, execution, and delivery of any series of Debt Securities and, if such Debt Securities are to be issued pursuant to a New Indenture, appropriate partnership action has been taken by the Operating Partnership to authorize the form, terms, execution, and delivery of such New Indenture, (b) the Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Indenture or New Indenture, as applicable, and such partnership action, (c) any legally required consents, approvals, authorizations, and other orders of the Commission and any other regulatory authorities are obtained, (d) the Debt Securities have been duly executed by the Operating Partnership, (e) the Debt Securities have been duly authenticated by the Trustee in accordance with the applicable indenture, and (f) the issuance and delivery of the Debt Securities against payment therefor as provided for in the Indenture or New Indenture, as applicable, and other applicable agreements, then, upon the happening of such events, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(5)

When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution, and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants) and the Warrant Agreement has been duly executed and delivered, and (b) Warrants with such terms are duly executed, attested, issued, and delivered by duly authorized officers of the Company against payment therefor in the manner provided for in the applicable Warrant Agreement and in the manner contemplated by the Registration Statement and by such corporate action, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(6)

When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution, and delivery of a Stock Purchase Contract Agreement (including a form of certificate evidencing the Stock Purchase Contracts) and the Stock Purchase Contract Agreement has been duly executed and delivered, and (b) the Stock Purchase Contracts with such terms are duly executed, attested, issued, and delivered by duly authorized officers of the Company against payment

April 30, 2021

therefor in the manner provided for in the applicable Stock Purchase Contract Agreement and in the manner contemplated by the Registration Statement and by such corporate action, then, upon the happening of such events, such Stock Purchase Contracts will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(7)

When, as and if (a) the appropriate corporate and, if applicable, partnership action has been taken by the Company and, if applicable, the Operating Partnership to authorize the form, terms, execution, and delivery of a Unit Agreement (including a form of certificate evidencing the Units) and the Unit Agreement has been duly executed and delivered, and (b) the Units with such terms are duly executed, attested, issued, and delivered by duly authorized officers of the Company against payment therefor in the manner provided for in the applicable Unit Agreement and in the manner contemplated by the Registration Statement and by such corporate and, if applicable, partnership action, then, upon the happening of such events, such Units will be validly issued and will constitute valid and binding obligations of the Company and, if applicable, the Operating Partnership, enforceable against the Company and, if applicable, the Operating Partnership in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(8)

When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution, and delivery of a Guarantee Agreement and the Guarantee Agreement has been duly executed and delivered, and (b) the Guarantees with such terms are fully executed, attested, issued, and delivered by duly authorized officers of the Company against payment therefor in the manner provided for in the applicable Guarantee Agreement and in the manner contemplated by the Registration Statement and by such corporate action, then, upon the happening of such events, such guarantees will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy and Equity Exception.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted, or otherwise relied upon for any other purpose without our prior express written consent. The only opinions rendered by us consist of those matters set forth in those paragraphs numbered (1) through (8) above, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinions expressed herein are each made as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

April 30, 2021

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this law firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act or that we are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

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Sincerely,

ALSTON & BIRD LLP

By:	/s/ Mark C. Kanaly
Mark C. Kanaly
A Partner

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